Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Third-Quarter 2022 Results

Third-Quarter Financial Highlights
•Net sales of $1,378 million; year-over-year decrease of 4.0%
•Net income of $170 million and net income per diluted share of $3.26
•Non-GAAP diluted EPS decreased 9.5% year-over-year to $4.12
•Adjusted EBITDA decreased 6.7% year-over-year to $291 million

Lincolnshire, Ill., November 1, 2022 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the third quarter ended October 1, 2022.

“We are recovering from supply chain challenges related to persistent component shortages and the transition to our new North American distribution center. These challenges, along with certain large customer projects being deferred, impacted product shipments exiting the quarter, resulting in lower-than-expected sales and profitability," said Anders Gustafsson, Chief Executive Officer of Zebra Technologies.

"Customer demand and our order pipeline generally remain solid, yet we have been seeing softening demand and elongated sales cycles since late in the third quarter. We are taking a cautious approach to our Q4 sales outlook and expense management, while working to right-size our working capital levels in the coming quarters. We have also initiated meaningful actions to improve our supply chain. Despite these near-term challenges, we are well positioned to benefit from secular trends to digitize and automate workflows in a labor constrained and increasingly on demand economy.”

$ in millions, except per share amounts	3Q22	3Q21	Change
Select reported measures:
Net sales	$1,378	$1,436	(4.0%)
Gross profit	628	646	(2.8%)
Gross margin	45.6%	45.0%	60 bps
Net income	170	199	(14.6%)
Net income margin	12.3%	13.9%	(160) bps
Net income per diluted share	$3.26	$3.69	(11.7%)

Select Non-GAAP measures:
Adjusted net sales	$1,378	$1,436	(4.0%)
Organic net sales growth			(3.2%)
Adjusted gross profit	631	648	(2.6%)
Adjusted gross margin	45.8%	45.1%	70 bps
Adjusted EBITDA	291	312	(6.7%)
Adjusted EBITDA margin	21.1%	21.7%	(60) bps
Non-GAAP net income	$215	$245	(12.2%)
Non-GAAP earnings per diluted share	$4.12	$4.55	(9.5%)

Net sales were $1,378 million in the third quarter of 2022 compared to $1,436 million in the third quarter of 2021. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $963 million in the third quarter of 2022 compared with $1,058 million in the third quarter of 2021. Asset Intelligence & Tracking ("AIT") segment net sales were $415 million in the third quarter of 2022 compared to $378 million in the prior year period. Consolidated organic net sales for the third quarter decreased 3.2%. Third-quarter year-over-year organic net sales decreased by 8.8% in the EVM segment and increased by 12.4% in the AIT segment.

Third quarter 2022 gross profit was $628 million compared to $646 million in the prior year period. Gross margin increased to 45.6% for the third quarter of 2022 compared to 45.0% in the prior year period. The increase was primarily due to favorable business mix and lower premium supply chain costs partially offset by unfavorable foreign currency changes. Adjusted gross margin was 45.8% in the third quarter of 2022 compared to 45.1% in the prior year period.

Operating expenses increased in the third quarter of 2022 to $426 million from $409 million in the prior year period, primarily due to expenses associated with recently acquired businesses partially offset by lower incentive compensation expense. Adjusted operating expenses increased in the third quarter of 2022 to $356 million from $354 million in the prior year period.

Net income for the third quarter of 2022 was $170 million, or $3.26 income per diluted share, compared to net income of $199 million, or $3.69 per diluted share, for the third quarter of 2021. Non-GAAP net income for the third quarter of 2022 decreased to $215 million, or $4.12 per diluted share, compared to $245 million, or $4.55 per diluted share, for the prior year period.

Adjusted EBITDA for the third quarter of 2022 decreased to $291 million, or 21.1% of adjusted net sales, compared to $312 million, or 21.7% of adjusted net sales for the third quarter of 2021 due to lower gross profit and higher operating expenses.

Balance Sheet and Cash Flow
As of October 1, 2022, the company had cash and cash equivalents of $81 million and total debt of $2,170 million.

For the first nine months of 2022, the company generated $221 million of operating cash flow and made capital expenditures of $51 million, resulting in free cash flow of $170 million. The Company made business acquisitions of $878 million, $655 million of share repurchases under its existing authorization, and had net debt proceeds of $1,175 million.

Outlook
The company expects fourth quarter 2022 adjusted net sales to change (2)% to 1% from the prior year period. This expectation includes an approximately 2 point additive impact from recently acquired businesses, and an approximately 4 point negative impact from foreign currency translation.

Adjusted EBITDA margin for the fourth quarter of 2022 is expected to be approximately 22-23%. Non-GAAP earnings per diluted share are expected to be in the range of $4.50 to $4.80. This assumes an adjusted effective tax rate of approximately 17-18%.

Free cash flow is now expected to be at least $400 million, reflecting lower profitability and elevated inventory, and inclusive of the anticipated $135 million of previously announced settlement payments.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers organizations to thrive in the on-demand economy by making every front-line worker and asset at the edge visible, connected and fully optimized. With an ecosystem of more than 10,000 partners across more than 100 countries, Zebra serves customers of all sizes – including 84% of the Fortune 500 – with an award-winning portfolio of hardware, software, services and solutions that digitize and automate workflows. Supply chains are more dynamic, customers and patients are better served, and workers are more engaged when they utilize Zebra innovations that help them sense, analyze and act in real time. Zebra recently expanded its industrial automation portfolio with its Fetch Robotics acquisition and increased its machine vision and AI software capabilities with the acquisitions of Adaptive Vision, antuit.ai and Matrox Imaging. Zebra is #42 on Newsweek’s list of America’s 100 Most Loved Workplaces, #42 on Fast Company's list of the Best Workplaces for Innovators and #79 on Forbes’ list of America’s 500 Best Midsize Employers. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on our business and results of operations. Our ability to purchase sufficient materials, parts, and components, as well as our ability to provide services, software and products to meet customer demand could negatively impact our results of operations and customer relationships. Profits and profitability may be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an impact on results. Foreign exchange rates, customs duties and trade policies may have an effect on financial results because of the large percentage of our international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Non-GAAP diluted net income,” “Non-GAAP diluted earnings per share,” “free cash flow,” "organic net sales," “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	October 1, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81	$332
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of October 1, 2022 and December 31, 2021	804	752
Inventories, net	814	491
Income tax receivable	11	8
Prepaid expenses and other current assets	161	106
Total Current assets	1,871	1,689
Property, plant and equipment, net	272	272
Right-of-use lease assets	172	131
Goodwill	3,891	3,265
Other intangibles, net	659	469
Deferred income taxes	304	192
Other long-term assets	279	197
Total Assets	$7,448	$6,215
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$144	$69
Accounts payable	835	700
Accrued liabilities	675	639
Deferred revenue	401	380
Income taxes payable	18	12
Total Current liabilities	2,073	1,800
Long-term debt	2,017	922
Long-term lease liabilities	150	121
Deferred income taxes	78	6
Long-term deferred revenue	323	315
Other long-term liabilities	150	67
Total Liabilities	4,791	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	542	462
Treasury stock at cost, 20,336,198 and 18,736,582 shares as of October 1, 2022 and December 31, 2021, respectively	(1,702)	(1,023)
Retained earnings	3,850	3,573
Accumulated other comprehensive loss	(34)	(29)
Total Stockholders’ Equity	2,657	2,984
Total Liabilities and Stockholders’ Equity	$7,448	$6,215

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales:
Tangible products	$1,164	$1,240	$3,630	$3,585
Services and software	214	196	648	575
Total Net sales	1,378	1,436	4,278	4,160
Cost of sales:
Tangible products	632	687	1,998	1,896
Services and software	118	103	341	305
Total Cost of sales	750	790	2,339	2,201
Gross profit	628	646	1,939	1,959
Operating expenses:
Selling and marketing	149	148	452	430
Research and development	143	141	428	422
General and administrative	92	85	288	259
Settlement and related costs	—	—	372	—
Amortization of intangible assets	39	29	107	81
Acquisition and integration costs	1	6	19	11
Exit and restructuring costs	2	—	4	—
Total Operating expenses	426	409	1,670	1,203
Operating income	202	237	269	756
Other income (loss), net:
Foreign exchange gain (loss)	—	(4)	5	(3)
Interest income (expense), net	21	(5)	48	(10)
Other (expense) income, net	(1)	—	(3)	(1)
Total Other income (expense), net	20	(9)	50	(14)
Income before income tax	222	228	319	742
Income tax expense	52	29	42	96
Net income	$170	$199	$277	$646
Basic earnings per share	$3.28	$3.72	$5.29	$12.08
Diluted earnings per share	$3.26	$3.69	$5.25	$11.98

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Net income	$277	$646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158	136
Share-based compensation	70	58
Deferred income taxes	(115)	(6)
Unrealized gain on forward interest rate swaps	(92)	(17)
Other, net	4	1
Changes in operating assets and liabilities:
Accounts receivable, net	(58)	(107)
Inventories, net	(293)	75
Other assets	(68)	(25)
Accounts payable	127	(2)
Accrued liabilities	(101)	42
Deferred revenue	27	101
Income taxes	3	(67)
Legal Settlement Liability	270	—
Other operating activities	12	1
Net cash provided by operating activities	221	836
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(878)	(307)
Purchases of property, plant and equipment	(51)	(38)
Purchases of long-term investments	(12)	(24)
Net cash used in investing activities	(941)	(369)
Cash flows from financing activities:
Payment of debt issuance costs, extinguishment costs and discounts	(8)	—
Payments of long-term debt	(210)	(277)
Proceeds from issuance of long-term debt	1,385	21
Payments for repurchases of common stock	(655)	(25)
Net payments related to share-based compensation plans	(14)	(48)
Change in unremitted cash collections from servicing factored receivables	(28)	(22)
Net cash provided by (used in) financing activities	470	(351)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2)	—
Net (decrease) increase in cash and cash equivalents, including restricted cash	(252)	116
Cash and cash equivalents, including restricted cash, at beginning of period	344	192
Cash and cash equivalents, including restricted cash, at end of period	$92	$308
Less restricted cash, included in Prepaid expenses and other current assets	(11)	(1)
Cash and cash equivalents at end of period	$81	$307
Supplemental disclosures of cash flow information:
Income taxes paid	$152	$169
Interest paid	$34	$25

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	October 1, 2022
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	9.8%	(9.0)%	(4.0)%
Adjustments:
Impact of foreign currency translation (1)	2.6%	3.0%	2.9%
Impact of acquisitions (2)	—%	(2.8)%	(2.1)%
Consolidated Organic Net sales growth	12.4%	(8.8)%	(3.2)%

	Nine Months Ended
	October 1, 2022
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	2.8%	2.6%	2.8%
Adjustments:
Impact of foreign currency translation (1)	1.5%	1.8%	1.6%
Impact of acquisitions (2)	—%	(2.0)%	(1.5)%
Consolidated Organic Net sales growth	4.3%	2.4%	2.9%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)    For purposes of computing Organic Net sales growth, amounts directly attributable to the acquisitions of Adaptive Vision, Fetch, Antuit, and Matrox are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	October 1, 2022			October 2, 2021
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$415	$963	$1,378	$378	$1,058	$1,436
Reported Gross profit (1)	179	449	628	165	481	646
Gross Margin	43.1%	46.6%	45.6%	43.7%	45.5%	45.0%

Non-GAAP
Adjusted Net sales	$415	$963	$1,378	$378	$1,058	$1,436
Adjusted Gross profit (2)	180	451	631	166	482	648
Adjusted Gross Margin	43.4%	46.8%	45.8%	43.9%	45.6%	45.1%

	Nine Months Ended
	October 1, 2022			October 2, 2021
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$1,255	$3,023	$4,278	$1,221	$2,945	$4,160
Reported Gross profit (1)	528	1,411	1,939	571	1,394	1,959
Gross Margin	42.1%	46.7%	45.3%	46.8%	47.3%	47.1%

Non-GAAP
Adjusted Net sales	$1,255	$3,023	$4,278	$1,221	$2,945	$4,166
Adjusted Gross profit (2)	529	1,415	1,944	573	1,398	1,971
Adjusted Gross Margin	42.2%	46.8%	45.4%	46.9%	47.5%	47.3%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.
(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net income	$170	$199	$277	$646
Adjustments to Net sales(1)
Purchase accounting adjustments	—	—	—	6
Total adjustments to Net sales	—	—	—	6
Adjustments to Cost of sales(1)
Share-based compensation	3	2	5	6
Total adjustments to Cost of sales	3	2	5	6
Adjustments to Operating expenses(1)
Amortization of intangible assets	39	29	107	81
Acquisition and integration costs	1	6	19	11
Settlement and related costs	—	—	372	—
Share-based compensation	28	20	70	64
Exit and restructuring costs	2	—	4	—
Total adjustments to Operating expenses	70	55	572	156
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	—	4	2
Investment gain	—	(1)	—	(1)
Foreign exchange loss / (gain)	—	4	(5)	3
Forward interest rate swap (gain) / loss	(39)	1	(84)	(4)
Total adjustments to Other income (expense), net	(39)	4	(85)	—
Income tax effect of adjustments(2)
Reported income tax expense	52	29	42	96
Less: Adjusted income tax expense	(41)	(44)	(139)	(160)
Total adjustments to income tax	11	(15)	(97)	(64)
Total adjustments	45	46	395	104
Non-GAAP Net income	$215	$245	$672	$750

GAAP earnings per share
Basic	$3.28	$3.72	$5.29	$12.08
Diluted	$3.26	$3.69	$5.25	$11.98
Non-GAAP earnings per share
Basic	$4.15	$4.59	$12.82	$14.03
Diluted	$4.12	$4.55	$12.73	$13.91

Basic weighted average shares outstanding	51,834,236	53,418,055	52,387,838	53,449,239
Diluted weighted average and equivalent shares outstanding	52,157,852	53,866,559	52,756,631	53,911,813
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net income	$170	$199	$277	$646
Add back:
Depreciation (excluding exit and restructuring)	16	18	51	54
Amortization of intangible assets	39	29	107	81
Total Other (income) expense, net	(20)	9	(50)	14
Income tax expense	52	29	42	96
EBITDA (Non-GAAP)	257	284	427	891

Adjustments to Net sales
Purchase accounting adjustments	—	—	—	6
Total adjustments to Net sales	—	—	—	6
Adjustments to Cost of sales
Share-based compensation	3	2	5	6
Total adjustments to Cost of sales	3	2	5	6
Adjustments to Operating expenses
Acquisition and integration costs	1	6	19	11
Settlement and related costs	—	—	372	—
Share-based compensation	28	20	70	64
Exit and restructuring costs	2	—	4	—
Total adjustments to Operating expenses	31	26	465	75
Total adjustments to EBITDA	34	28	470	87
Adjusted EBITDA (Non-GAAP)	$291	$312	$897	$978

Adjusted EBITDA % of Adjusted Net Sales	21.1%	21.7%	21.0%	23.5%

FREE CASH FLOW

	Nine Months Ended
	October 1, 2022	October 2, 2021
Net cash provided by operating activities	$221	$836
Less: Purchases of property, plant and equipment	(51)	(38)
Free cash flow (Non-GAAP)(1)	$170	$798
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.